UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, MA	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 376-3000
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2011, Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SiGe Semiconductor, Inc., a Delaware corporation (“SiGe”), Silver Bullet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Skyworks (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company (the “Company Stockholder Representative”), solely in its capacity as the representative and agent of the stockholders of SiGe. Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into SiGe, and SiGe, as the surviving corporation, will become a wholly owned subsidiary of Skyworks (the “Merger”).
     Subject to the terms and conditions of the Merger Agreement, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Skyworks will pay to the holders of SiGe’s capital stock and the holders of options to purchase shares of SiGe’s capital stock (to the extent that all or any portion of such options are vested under and issuable upon exercise of such option as of immediately prior to the Closing) a total of $210 million less certain transaction expenses (the “Initial Consideration”), a portion of which will be placed into escrow, subject to a working capital normalizing adjustment. In addition, Skyworks will pay to such holders of SiGe’s capital stock and stock options a contingent earn-out payment of up to $65 million that will be determined based on the amount of revenue generated by Skyworks from sales of certain SiGe components during the twelve month period following the Closing. At the Closing, all of the outstanding shares of SiGe’s capital stock will be cancelled and converted into the right to receive a portion of the cash payments described above and each SiGe option outstanding at the Closing will be cancelled and, to the extent that shares of common stock subject to such option were vested under and issuable upon exercise of such option as of immediately prior to the Closing (after giving effect to any acceleration of vesting required as a result of the Merger), will be converted into the right to receive a portion of the cash payments described above.
     At the Closing, Skyworks will also enter into an escrow agreement in a customary form (the “Escrow Agreement”) and deposit an aggregate amount of $23 million into three separate escrow funds for the purposes of (i) securing the indemnification rights of Skyworks for any and all losses for which they are entitled to indemnification pursuant to the Merger Agreement or the Escrow Agreement, (ii) securing any reimbursement obligations of the stockholders of SiGe in connection with the working capital normalization adjustment and (iii) reimbursing the Company Stockholder Representative.
     Skyworks and SiGe currently expect the Closing to occur in June 2011. The consummation of the Merger is subject to the satisfaction or waiver of customary conditions, as set forth in the Merger Agreement, including, among other things, the adoption of the Merger Agreement by SiGe stockholders, the number of dissenting SiGe stockholders not exceeding a specified threshold, obtaining certain third party consents and the receipt of domestic and foreign regulatory approvals. Skyworks and SiGe have made certain customary representations and warranties to each other in the Merger Agreement, including representations and warranties made by SiGe related to capitalization, the absence of undisclosed liabilities, environmental matters, real property, intellectual property, assets, employee benefits, Canadian government grants and governmental contracts.
     The Merger Agreement also contains certain termination rights of Skyworks and SiGe, including in the event of certain breaches of representations warranties and covenants by the other party and in the event that the Closing does not occur prior to July 31, 2011. Pursuant to the Merger Agreement, SiGe and Skyworks have also entered into certain customary covenants, including without limitation, covenants regarding obtaining the requisite approval of the holders of SiGe’s capital stock, cooperation with SiGe employee retention, making required regulatory filings, the operation of SiGe’s business in between the date the agreement was executed and the Closing, the provision of indemnification and insurance for SiGe’s directors and officers after the Closing and access to information of each of the parties. A copy of the Merger Agreement will be filed with the Company’s next quarterly report on Form 10-Q.
     CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
     Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Skyworks, including statements about the expected timetable for consummation of the proposed transaction among Skyworks, Merger Sub and SiGe, and any other statements about Skyworks, Merger Sub and SiGe, or about Skyworks’ future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain consents required in connection with the transaction which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate SiGe’s operations into those of Skyworks; the possibility that the integration of SiGe into Skyworks may be more difficult, time consuming or costly than expected; resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); the ability of Skyworks to retain certain key employees of SiGe; and the other factors described in Skyworks reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended October 1, 2010. Skyworks assumes no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof.
Item 8.01 Other Events.
     On May 17, 2011, Skyworks issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.
Date: May 23, 2011	/s/ Donald W. Palette
Donald W. Palette
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 17, 2011